Exhibit 10 - Asset Purchase Agreement

                            ASSET PURCHASE AGREEMENT

 ASSET PURCHASE AGREEMENT, made as of December 1, 2004, by and between Advanced Plant Pharmaceuticals, Inc., a Delaware Corporation, with principal offices at 43 West 33rd Street, New York, New York 10001 (hereinafter referred to as the "Seller") and Mazal Plant Pharmaceutical Inc., a Delaware Corporation, with principal offices at 43 west 33rd Street N.Y N.Y (hereinafter referred to as the "Purchaser").

                                   WITNESSETH:

 WHEREAS, the Purchaser is engaged in the business of developing, testing, manufacturing and selling plant based pharmaceuticals, and is desirous of purchasing assets which pertains to the business of the Purchaser;

 WHEREAS, the Seller has developed plant based compositions designed to treat elevated cholesterol, a plant based composition designed to treat leukemia and a plant based composition designed to treat Alzheimer's disease (hereinafter referred as "Three Pharmaceuticals"). The Seller has also developed a method for producing said plant compositions into a drug form;

 WHEREAS, the Purchaser is desirous of manufacturing, distributing and selling the above THREE PHARMACEUTICALS in any country where it is approved for sale by the respective governmental drug and other regulatory agencies;

 NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt, and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSET

1.1 Purchase and Sale. Subject to the provisions of this Agreement, the Seller shall sell, convey, transfer, assign and deliver to Purchaser, by appropriate instruments in form satisfactory to Purchaser, and Purchaser shall purchase and accept, for the consideration hereinafter provided, above THREE PHARMACEUTICALS and the appurtenant property rights of the Seller described herein, specifically including, but without Limitation, the following:

(a) all rights owned, held or enjoyed by the Seller relating to or connected with developing, manufacturing and distributing above THREE PHARMACEUTICALS as pharmaceutical drugs (specifically, the rights for distributing "LOCHOL" as a nutritional supplement remain with the seller) including, but not be limited to, the complete underlying dossier and supporting documentation, studies and tests, formulations, manufacturing processes, drug delivery methodologies and technical processes;

(b) all patents, Food and Drug Administration ("FDA") and other United States and foreign governmental drug safety and efficacy approvals, approvals or licenses of any kind relating to above THREE PHARMACEUTICALS, trademarks (either registered or at common), service marks (either registered or at common) trade names, service names, labels and copyrights, and all registrations and applications worldwide related to above THREE PHARMACEUTICALS, and all technical processes, compilations, formulations, formulas, recipes and/or other such information related to or connected with the development, testing, manufacturing, packaging or repackaging or selling of above THREE PHARMACEUTICALS which is owned by the Seller (collectively hereinafter referred to as "Intellectual Property Rights");

(c) copies of all books and records of the Seller relating to studies, trade secrets, technical information, development, manufacture, distribution and goodwill, if any, of above THREE PHARMACEUTICALS;

(d) the exclusive rights to the manufacturing process used to make the above THREE PHARMACEUTICALS for the use of manufacturing any other pharmaceutical compounds or compositions excluding the rights to manufacture any pharmaceuticals that were previously given to AMAZON BIOTECH INC. and excluding the rights to manufacture nutritional products that are not marketed as pharmaceutical drugs; and

(e) any and all other property rights of the Seller, of any kind, character and description, whether tangible or intangible, which are appurtenant to the ownership of above THREE PHARMACEUTICALS.

1.2  Purchase Price.
(a) The aggregate purchase price ("Purchase Price") of above THREE PHARMACEUTICALS shall be seven million (7,000,000) shares of common stock of Mazal Plant Pharmaceutical, Inc., $.0001 par value ("MPPI shares").

The Purchase Price shall be paid as follows: (a) simultaneously with the execution of this Agreement, the Purchaser shall issue to Seller seven million (7,000,000) MPPI shares; (b) the Purchaser agrees to pay to the Seller a royalty of two cents ($0.02) for each bottle sold of the above THREE PHARMACEUTICALS that the Purchaser sells for the use of the Sellers processing and manufacturing technology ("Royalty Payments"). The Purchaser shall pay all Royalty payments to the Seller on a quarterly basis; and (c) the Purchaser agrees to pay fifty thousand dollars ($50,000) to the buyer towards the cost of the study conducted by CRL Clinical Research Laboratories Inc New Jersey 140 patient Double Blind on the effect of LOCHOL on cholesterol levels.

ARTICLE 2

CLOSINGS

2.1   There has been or shall be delivered, as the case may be, to Purchaser:

(i) Certificates of Title to above THREE PHARMACEUTICALS

(ii) An Assignment to Purchaser of ownership of any patents, copyrights and all registrations and applications worldwide for above THREE PHARMACEUTICALS;

(iii) All applicable assignments, material consents and other conveyance documents, including a Bill of Sale and General Assignment Agreement each in form substantially similar to that attached hereto as Exhibits A and B with respect to above THREE PHARMACEUTICALS;

(iv) Express written consents and approvals to the transfer to Purchaser the rights to above THREE PHARMACEUTICALS as contemplated hereby by all applicable governmental drug and other regulatory agencies worldwide, and all other consents or approvals required to effectuate the transaction contemplated hereby, in form reasonably satisfactory to Purchaser's counsel: and To have and to hold the same unto Assignee and its assigns forever.

This agreement supercedes all previous agreements made between the "seller" and the "purchaser"

The Asset Purchase Agreement and all of the terms, conditions, representations, warranties and covenants therein and the schedules and exhibits thereto, are incorporated into this General Assignment by reference as if same were set forth herein.

Any provision of this assignment which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

IN WITNESS WHEREOF, Seller has caused these presents to be signed in his name on this 1st day of December, 2004


Advanced Plant Pharmaceuticals, Inc.                 Mazal Plant Pharmaceuticals

/s/ David Lieberman                                 /s/ Mechael Kanovsky
------------------------------------                ----------------------------
David Lieberman                                     Mechael Kanovsky
President                                           President